                                                                   EXHIBIT 10.40

                            MEMBER CONTROL AGREEMENT
                                       OF
                           AFFINITY BANK HOLDINGS LLC

         THIS MEMBER CONTROL AGREEMENT is made as of the 30th day of September, 1999, by and among Stephen Adams ("Adams"), Michael R. McGuire ("McGuire") and Affinity Group Thrift Holding Corp., a Delaware corporation ("Thrift Holding"):

                                    RECITALS

         WHEREAS, Adams and McGuire constitute all of the current members of the Company (this and other capitalized terms used herein and not otherwise defined herein are defined in Section 1.01 hereinbelow);

         WHEREAS, the Company and Thrift Holding have entered into a purchase agreement dated as of December 7, 1998 (the "Bank Agreement") by virtue of which the Company has agreed, INTER ALIA, to issue to Thrift Holding a preferred membership interest in the Company having the rights and preferences ascribed in the Articles of Organization to the "Series A Preferred", such membership interest to be issued upon consummation of the transactions contemplated by the Bank Agreement;

         WHEREAS, requisite regulatory approvals necessary for the acquisition by the Company of the Bank have been obtained and the Company and Thrift Holding are desirous of consummating the transactions contemplated by the Bank Agreement;

         WHEREAS, the Company has requested that Adams make a loan in the amount of $9 million and an additional capital contribution in the amount of $1 million and Adams is willing to do so provided that the loan is evidenced by the Senior Note and the capital contribution has the rights and preferences ascribed to the Class B Preferred Shares;

         WHEREAS, Minnesota Statutes, Section 322B.37, the Limited Liability Companies Act, authorizes a "member control agreement" as defined therein; and

         WHEREAS, each of the undersigned desires to enter into such an agreement in consideration of the issuance of the Class A and Class B Preferred Membership Interest upon closing of the transactions contemplated by the Bank Agreement;

         NOW, THEREFORE, each of the undersigned agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 DEFINITIONS. The terms defined in this Article I (except as may be otherwise expressly provided in this Agreement or unless the context otherwise requires) shall, for all purposes of this Agreement, have the following meanings:

         "Act" means the Limited Liability Companies Act contained in Minnesota Statutes, Section 322B, as such Act may be amended from time to time. References herein to sections of the Act shall include successor provisions if any such section is amended, modified or repealed.

         "Adams" is defined hereinbefore on the first page of this Agreement.

         "Agreement" means this Member Control Agreement as hereafter amended from time to time, including any schedules to the Agreement.

         "Articles of Organization" means the articles of organization of the Company dated December 4, 1998 and filed with the Secretary of State of the State of Minnesota on December 4, 1998, as such articles may be amended or modified from time to time.

         "Asset Sale" is defined in Section 3.05.

         "Bank" means Affinity Bank, the shares of which are to be contributed to the Company by the terms of the Bank Agreement.

         "Bank Agreement" is defined in the recitals of this Agreement on page one hereof.

         "Board" or "Board of Governors" means the board of governors of the Company.

         "Capital Account" means the account of a Member that is maintained in accordance with the provisions of Section 3.09 hereof.

         "Capital Contribution" means, in respect of the Common Members, the amount set forth on Schedule A hereto (as such schedule may be amended from time to time). The Capital Contribution of the Class A Preferred Member is the issued and outstanding stock of Affinity Bank and is deemed to have an agreed value of $17,100,000, which amount shall constitute the Capital Contribution of the Class A Preferred Member. The Capital Contribution of the Class B Preferred Member in his capacity as such is $1,000,000, which amount shall constitute the Capital Contribution of the Class B Preferred Member.

         "Capital Note" means a promissory note of the Company in the form of Exhibit B hereto modified in such manner as may be required by applicable regulatory authorities.

         "Chief Manager" is defined in the Organizational Documents.

         "Class A Preferred Membership Interest" means the Membership Interest of the Class A Preferred Member.

         "Class A Preferred Shares" means Shares having the rights and preferences set forth herein as applying to the Class A Preferred Membership Interest. The Class A Preferred Shares have the rights and preferences described in the Articles of Organization to the "Series A Preferred" and have the additional rights and preferences, and is subject to the limitations, set forth in this Agreement.

         "Class A Preference Amount" means an amount equal to the sum of (i) the unpaid Class A Tier One Priority Distributions and (ii) to the extent not theretofore returned to the Class A Member, the Class A Tier Two Priority Amount.

         "Class A Tier One Priority Distributions" means cash, at the rate of 11% per annum, on the amount of the Capital Account of the Class A Preferred Member, compounded annually from December 7, 1998.

         "Class A Tier Two Priority Amount" means cash in the amount of the Capital Contribution of the Class A Preferred Member.

         "Class B Preferred Membership Interest" means the Membership Interest of the Class B Preferred Member.

         "Class B Preferred Shares" means Shares having the rights and preferences set forth herein as applying to the Class B Preferred Membership Interest.

         "Class B Preference Amount" means an amount equal to the sum of (i) the unpaid Class B Tier One Priority Distributions and (ii) to the extent not theretofore returned to the Class A Member, the Class B Tier Two Priority Amount.

         "Class B Tier One Priority Distributions" means cash, at the rate of 10 3/8% per annum, on the amount of the Capital Account of the Class B Preferred Member, compounded annually from the date of the making of the Capital Contribution of the Class B Preferred Member.

         "Class B Tier Two Priority Amount" means cash in the amount of the Capital Contribution of the Class B Preferred Member.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto. Any reference herein to specific sections of the Code shall be deemed to include a reference to any corresponding provisions of future law.

         "Common Members" means Members in their capacity as such and not in their capacity as Preferred Members. On the date hereof the Common Members are Adams and McGuire.

         "Common Shares" means the Shares held by the Common Members.

         "Company" means Affinity Bank Holdings LLC, a Minnesota limited liability company.

         "Company Total Capital" means the sum of the Capital Accounts of all of the Members, including the Capital Accounts of the Preferred Members.

         "Distribution" means the distributions to the Members of cash or other assets of the Company made from time to time pursuant to the provisions of this Agreement.

         "Financial Rights" means a Member's rights to share in Net Income and Net Losses and Distributions with respect to a Membership Interest in accordance with the terms of this Agreement.

         "Governance Rights" means the total number of votes a Member controls as a Member in the Company. Each Common Member has one vote for each Share of such Member. The Class B Preferred Member has one vote so long as the Class B Preferred Shares are issued and outstanding.

         "Governor" means a natural person serving on the Board of Governors.

         "McGuire" is defined on the first page of this Agreement.

         "Manager" means a person elected, appointed, or otherwise designated as a manager by the Board of Governors, and any other person considered elected as a manager pursuant to the Act.

         "Member" means a person reflected in the required records of the Company as the owner of a Membership Interest of the Company.

         "Membership Interest" means a Member's interest in the Company consisting of the Member's Financial Rights and Governance Rights with respect to the Company.

         "Net Income" and "Net Losses" mean the profits and losses of the Company, as the case may be, as determined for federal income tax purposes as of the close of each of the fiscal years of the Company.

         "Organizational Documents" means the Articles of Organization and the Operating Agreement of the Company, as such instruments may be amended or modified from time to time.

         "Percentage Interest" as to any Member means the Member's Capital Account divided by the Company Total Capital.

         "Permitted Tax Distributions" means distributions to the Members based on estimates of the amount of federal and state income taxes that the Company would be required to pay with respect to a fiscal year of the Company if, for the applicable fiscal year, the Company were treated as a "C Corporation," incorporated under the laws of the State of Minnesota rather than as a limited liability company taxable as a partnership, provided that the aggregate amount of such distributions in respect to any period does not exceed the aggregate amount of income taxes that would have been payable by the Company in respect of its operations for such period if the Company were taxed as a C Corporation.

         "Preferred Members" means the holder or holders of the Class A Preferred Shares and the Class B Preferred Shares. On the date hereof, the Class A Preferred Member is Thrift Holding and the Class B Preferred Member is Adams.

         "Required Records" means the records required by Section 322B.373, Subd. 1 of the Act.

         "Senior Note" means a promissory note substantially in the form of Exhibit C hereto.

         "Shares" means the units of interest in the Company constituting the Membership Interests and include both the Common Shares, the Class A Preferred Shares and the Class B Preferred Shares.

         "Successor" is defined in Section 6.02 hereof.

         "Thrift Holding" is defined on the first page of this Agreement.

         "Voting Interest" as to any Member means the Member's Governance Rights divided by the sum of all Members' Governance Rights.

                                   ARTICLE II
                                    GOVERNORS

         Section 2.01 FIRST GOVERNORS. The first Governors of the Company shall be the following, who are hereby elected to hold office until their successors are elected and qualified pursuant to the Operating Agreement of the Company:

         Michael R. McGuire

         David Frith-Smith

                                   ARTICLE III
                              MEMBERSHIP INTERESTS

         Section 3.01 MEMBERSHIP INTERESTS AND BOARD OF GOVERNORS AUTHORITY AS TO ADDITIONAL MEMBERSHIP INTERESTS. The names of the Common Members and their respective Capital Contributions and the agreed value thereof are reflected on Schedule A attached hereto. No additional Capital Contributions shall be accepted or Membership Interests granted by the Board of Governors without the consent of more than 51% of the outstanding Voting Interests. Upon such consent and the issuance of additional Membership Interests, Schedule A shall be appropriately amended.

         Section 3.02 DESIGNATION OF MEMBERSHIP INTERESTS. The Common Shares are of one class, without series, and shall have the rights provided by law, subject to any statement in this Agreement of the specific rights or terms of such Membership Interests. The Class A Preferred Members shall have the rights and preferences ascribed to the Class A Preferred Shares and the rights of the Common Members and the Class B Preferred Member shall be subject to the rights and preferences of the Class A Preferred Shares. The Class B Preferred Member shall have the rights and preferences ascribed to the Class B Preferred Shares and the rights of the Common Members and the Class A Preferred Member shall be subject to the rights and preferences of the Class B Preferred Shares.

         Section 3.03 ALLOCATION OF NET INCOME AND NET LOSSES. Net Losses shall be allocated annually among the Common Members based on their respective Shares as reflected on Schedule A. Net Income shall be allocated annually to the Preferred Members to the extent of the Tier One Priority Distributions distributed in such year to a Preferred Member and, thereafter, to the Common Members based on their respective Shares.

         Section 3.04 OPERATING DISTRIBUTIONS. Other than Permitted Tax Distributions, no distributions in respect of the Common Shares shall be authorized or made until the Class A and the Class B Tier One Priority Distributions and Class A and the Class B Tier Two Priority Amounts have been paid in full. After payment in full of the Class A and the Class B Tier One Priority Distributions and Class A and the Class B Tier Two Priority Amounts, any distributions authorized by the Board (other than Liquidating Distributions pursuant to Section 3.05) shall be distributed among the Common Members based on their Percentage Interests provided that, if cash distributions have not been theretofore made in an amount aggregating the Permitted Tax Distributions, to the extent such distribution is permitted by law and by applicable loan (or other) agreements, the Board of Governors shall annually distribute cash to the Common Members (based on their Percentage Interests) in an amount equal to Permitted Tax Distributions.

         Section 3.05   SPECIAL DISTRIBUTIONS TO CLASS A PREFERRED MEMBERS.

                  A. VOLUNTARY REDEMPTION. The Company shall have the option of redeeming and retiring the Class A Preferred Shares by payment to the Class A Preferred Members of an amount equal to the Class A Preference Amount. Upon payment thereof to the Class A Preferred Member, the Class A Preferred Member shall cease being a member.

                  B. MANDATORY REDEMPTION. The Company shall redeem the Class A Preferred Shares contemporaneously with the closing of an Asset Sale.

                  C. ASSET SALES. In case at any time (i) the Company shall declare any distribution in respect of its Membership Interests; (ii) there shall be any capital reorganization or reclassification of the Common Shares or consolidation or merger of the Company with or into another entity; (iii) there shall occur a sale of a material amount of assets of the Company (including shares of stock of any entity owned by the Company) to an unaffiliated entity (other than sales of mortgage loans and similar assets of the Bank in the ordinary course of business); (iv) if theretofore transferred to an affiliate of the Company, there shall occur (a) a sale of such assets by such affiliate to an unaffiliated entity, (b) a capital reorganization or reclassification of the ownership of such affiliate, (c) the consolidation or merger of such affiliate with or into another entity, (d) a distribution in respect of any such assets or (e) a voluntary or involuntary dissolution or winding up of any such assets or such affiliate; or (v) there shall be a voluntary or involuntary dissolution or winding up of the Company (each of the foregoing events constituting, for purposes hereof, an "Asset Sale"), the Company shall be deemed to have been liquidated and the Class A Preferred Member shall be paid an amount equal to the Class A Preference Amount.

                  D. TERMS OF REDEMPTION. The redemption price of the Membership Interest of the Class A Preferred Member under any subsection of this Section 3.05 shall be equal to the Class A Preference Amount and shall be paid by the Company in cash. The Company shall give notice by mail of redemptions to the Class A Preferred Member at least five calendar days prior to any date of redemption. Such notice (i) shall specify the date of redemption, and (ii) shall be addressed to the Class A Preferred Member at such member's address as shown on the records of the Company.

         If the Company deposits, on or prior to any date fixed for redemption of the Class A Preferred Shares, with any bank or trust company having capital and surplus of at least $50,000,000 as a trust fund, an amount equal to the Class A Preference Amount with instructions and authority to such bank or trust company to pay the Class A Preference Amount on or after the date fixed for redemption or prior thereto, then, upon the surrender of any certificates (or other evidence of the issuance of the Class A Preferred Shares), from and after the date of such deposit, and not withstanding that the termination of the Membership Interest shall not have been memorialized by an appropriate amendment to the governing instruments for the Company, the Membership Interest of the Class A Preferred Member shall no longer be deemed to be outstanding and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the Class A Preferred Member to receive from such bank or trust company at any time after the date of such deposit, the sum so deposited, without interest. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Company, after which the Class A Preferred Member shall be entitled to receive payment of the Class A
Preference Amount only from the Company.

                  E. CONVERSION. Subject to any requisite regulatory approvals, at the option of the Company, the Class A Preferred Shares may be converted and exchanged for the Capital Note. The Company shall give notice by mail of any such conversion to the Class A Preferred Member at least five calendar days prior to any date of conversion. Such notice (i) shall specify the date of conversion and (ii) shall be addressed to the Class A Preferred Member at such member's address as shown on the records of the Company. Upon the date set forth in such notice as of date of the conversion, the Membership Interest of the Class A Preferred Member shall no longer be deemed to be outstanding and all rights with respect thereto shall forthwith cease and terminate, except only the right of the Class A Preferred Member to receive from the Company the Capital Note. The Capital Note shall be dated as of the effective date of such conversion as set forth in the notice to the Class A Preferred Member and the principal amount of the Capital Note shall be an amount equal to the Class A Preference Amount on such date.

                  F. PRIORITY VIS A VIS CLASS B PREFERRED SHARES. No redemption of, or other payment in respect of, any Class A Preferred Shares shall be made until and unless an amount equal to the Class B Tier One Priority Distributions shall have been paid in respect of the Class B Preferred Shares. Redemptions of, or other payments in respect of, the Class B Preferred Shares in excess of the amount of the Class B Tier One Priority Distributions shall be made only after redemption in full and retirement of the Class A Preferred Shares.

         Section 3.06   SPECIAL DISTRIBUTIONS TO CLASS B PREFERRED MEMBERS.

                  A. VOLUNTARY REDEMPTION. The Company shall have the option of redeeming and retiring the Class B Preferred Shares by payment to the Class B Preferred Members of an amount equal to the Class B Preference Amount. Upon payment thereof to the Class B Preferred Member, the Class B Preferred Member shall cease being a member.

                  B. MANDATORY REDEMPTION. The Company shall redeem the Class B Preferred Shares contemporaneously with the closing of an Asset Sale.

                  C. ASSET SALES. In case at any time (i) the Company shall declare any distribution in respect of its Membership Interests; (ii) there shall be any capital reorganization or reclassification of the Common Shares or consolidation or merger of the Company with or into another entity; (iii) there shall occur a sale of a material amount of assets of the Company (including shares of stock of any entity owned by the Company) to an unaffiliated entity (other than sales of mortgage loans and similar assets of the Bank in the ordinary course of business); (iv) if theretofore transferred to an affiliate of the Company, there shall occur (a) a sale of such assets by such affiliate to an unaffiliated entity, (b) a capital reorganization or reclassification of the ownership of such affiliate, (c) the consolidation or merger of such affiliate with or into another entity, (d) a distribution in respect of any such assets or (e) a voluntary or involuntary dissolution or winding up of any such assets or such affiliate; or (v) there shall be a voluntary or involuntary dissolution or winding up of the Company (each of the foregoing events constituting, for purposes hereof, an "Asset Sale"), the Company shall be deemed to have been liquidated and the Class B Preferred Member shall be paid an amount equal to the Class B Preference Amount.

                  D. TERMS OF REDEMPTION. The redemption price of the Membership Interest of the Class B Preferred Member under any subsection of this Section 3.05 shall be equal to the Class B Preference Amount and shall be paid by the Company in cash. The Company shall give notice by mail of redemptions to the Class B Preferred Member at least five calendar days prior to any date of redemption. Such notice (i) shall specify the date of redemption, and (ii) shall be addressed to the Class B Preferred Member at such member's address as shown on the records of the Company.

         If the Company deposits, on or prior to any date fixed for redemption of the Class B Preferred Shares, with any bank or trust company having capital and surplus of at least $50,000,000 as a trust fund, an amount equal to the Class B Preference Amount with instructions and authority to such bank or trust company to pay the Class B Preference Amount on or after the date fixed for redemption or prior thereto, then, upon the surrender of any certificates (or other evidence of the issuance of the Class B Preferred Shares), from and after the date of such deposit, and not withstanding that the termination of the Membership Interest shall not have been memorialized by an appropriate amendment to the governing instruments for the Company, the Membership Interest of the Class B Preferred Member shall no longer be deemed to be outstanding and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the Class B Preferred Member to receive from such bank or trust company at any time after the date of such deposit, the sum so deposited, without interest. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Company, after which the Class B Preferred Member shall be entitled to receive payment of the Class B Preference Amount only from the Company.

         Section 3.07 LIQUIDATING DISTRIBUTIONS. If the Company is dissolved and (i) dissolution is not avoided under Section 5.01 and (ii) its business is being liquidated in accordance with Minnesota Statutes, Section 322B.873, Subd. 1, the Company shall cease to carry on its business, except to the extent necessary for the winding up of the business of the Company. The Company shall thereafter be wound up and terminated as provided by the Act. All tangible or intangible property of the Company, including money, remaining after the discharge of the debts, obligations, and liabilities of the Company shall be distributed to the Members as follows:

                  (a) unless theretofore distributed to the Class B Preferred Member pursuant to Section 3.06 above, to the Class B Preferred Member an amount equal to the Class B Preference Amount;

                  (b) unless theretofore distributed to the Class A Preferred Member pursuant to Section 3.05 above, to the Class A Preferred Member an amount equal to the Class A Preference Amount;

                  (c) to the Members in proportion to, and to the extent of, the positive balances in their Capital Accounts; and

                  (d) to the Common Members in accordance with their Percentage Interests.

         Section 3.08 VOTING. Until the payment to the Class A Preferred Member of the Class A Preference Amount, the Class A Preferred Member shall be entitled to veto any action of the Members or the Board of Governors of the Company affecting the rights and preferences applicable of the Class A Preferred Shares. Until the payment to the Class B Preferred Member of the Class B Preference Amount, the Class B Preferred Member shall be entitled to veto any action of the Members or the Board of Governors of the Company affecting the rights and preferences applicable of the Class B Preferred Shares. Except as hereinbefore provided in this Section 3.08, the Class A Preferred Member shall have no voting rights and the Common Members and the Class B Preferred Member shall be entitled to vote on matters that are subject to Member vote based on their Voting Interests.

         Section 3.09 CAPITAL ACCOUNTS. A Capital Account shall be established for each Member and shall be maintained in accordance with Treasury Regulation Section 1.704-1(b). Any Member who shall receive any Membership Interest in the Company or whose Membership Interest shall be increased by means of the transfer to such Member of any financial interest in the Company from another Member shall have a Capital Account that has been appropriately adjusted to reflect such transfer. No interest shall be paid by the Company on Capital Contributions or on balances in Members' Capital Accounts.

         Section 3.10 ADDITIONAL CAPITAL CONTRIBUTIONS. No Member shall have any obligation to make additional capital contributions to the Company or to fund, advance or loan monies that may be necessary to pay deficits, if any, incurred by the Company during the term hereof. Members may make loans to the Company from time to time, as authorized by the Board of Governors. Any payment or transfer accepted by the Company from a Member which is not a capital contribution complying with Section 3.01, including without limitation, the loan evidenced by the Note, shall be deemed a loan and neither shall be treated as a contribution to the capital of the Company for any purpose hereunder, nor shall entitle such Member (as such) to any increase in such Member's Percentage Interest. Any such loan shall be repaid at such times and with such interest (at rates not to exceed the maximum permitted by law) as the Board of Governors and the lending Member shall reasonably agree.

                                   ARTICLE IV
                                   TAX MATTERS

         Section 4.01 TAX CHARACTERIZATION AND RETURNS. The Members acknowledge that the Company will be treated as a "partnership" for tax purposes. Within 90 days after the end of each fiscal year, the Chief Manager will cause to be delivered to each person who was a Member at any time during such fiscal year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member's federal or state income tax (or information) returns, including a statement showing each Member's share of income, gain, or loss and credits for such fiscal year for federal or state income tax purposes.

         Section 4.02 ACCOUNTING DECISIONS. All decisions as to accounting matters shall be made by a majority of the Board of Governors in its sole discretion. A majority of the Board of Governors may make or revoke such elections as may be allowed pursuant to the Code, including the election referred to in Section 754 of the Code to adjust the basis of Company property.

         Section 4.03 TAX MATTERS PARTNER. The Board of Governors shall designate a Member to act on behalf of the Company as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code.

                                    ARTICLE V
                         AGREEMENT TO AVOID DISSOLUTION

         Section 5.01 DISSOLUTION AVOIDANCE CONSENT. Each Member agrees that at the request of the Company and no later than 90 days after occurrence of an event that terminates the continued membership of another Member in the Company (including the events enumerated in Section 322B.80, Subd. 1, clause
(5) of the Act), each remaining Member shall consent to the continuation of the Company as a legal entity without dissolution and to the continuation of its business. The Members hereby consent to the continuation of the Company as a legal entity without dissolution and to the continuation of its business upon termination of the Membership Interest of the Preferred Members after payment to the Preferred Member of their respective Preference Amounts.

         Section 5.02 STATUS OF TERMINATED MEMBER IF DISSOLUTION IS AVOIDED. If dissolution is avoided under 5.01, then the Member whose interest has terminated loses all Governance Rights and will be considered merely an assignee of the Financial Rights owned before the termination of Membership.

         Section 5.03 NO OBLIGATION TO PURCHASE MEMBERSHIP INTEREST OF TERMINATED MEMBERS. If dissolution is avoided under 5.01, neither the Company nor the remaining Members shall be obligated to purchase the interest of the Member whose interest was terminated.

                                   ARTICLE VI
                         BUSINESS CONTINUATION AGREEMENT

         Section 6.01 AGREEMENT TO CONTINUE BUSINESS. If one or more Members fails to give the consent specified in Article V and the Company dissolves as a result, each Member agrees that the Company and the Members shall have the right to transfer the Company's assets and business to a successor limited liability company and to continue its business in such successor as provided in Section 6.02.

         Section 6.02 PROCEDURES TO TRANSFER AND CONTINUE BUSINESS. Following dissolution in the circumstances described in Section 6.01, the Board shall organize a new limited liability company (the "Successor") under the Act and shall prepare a plan of merger pursuant to which the Company would be merged into the Successor, which would be the surviving company, and the Membership interests of the Members in the Company would be converted into membership interests in the Successor having substantially identical terms. If approved by the Members of the Company (including Members voting pursuant to Section 322B.306, Subd. 3, clause (2) of the Act), such merger shall be promptly effected in accordance with law. Each Member agrees to waive dissenters' rights with respect to such Merger. If, notwithstanding the agreement in the previous sentence, a Member asserts dissenters' rights with respect to the merger, such rights are subject to the limitations and offsets provided by Section 322B.873, Subd. 3, of the Act.

                                   ARTICLE VII
                             TRANSFERS OF INTERESTS

         Section 7.01 TRANSFERS. A Member may assign the Member's full Membership Interest only by assigning all of the Member's Governance Rights coupled with a simultaneous assignment to the same assignee of all of the Member's Financial Rights. A Member's Governance Rights may be assigned, without the consent of any other Member, in whole or in part, to another person already a Member at the time of the assignment. Any other assignment of any Governance Rights is effective only if (i) all the Members, other than the Member seeking to make the assignment, approve the assignment by unanimous written consent, which consent may be given or withheld, conditioned or delayed as the remaining Members may determine in their sole discretion, and (ii) if the assignee executes this Agreement as amended to reflect such assignee's interest in the Company and any other instrument or instruments that the Board may deem necessary or desirable to effect such assignment. Subject to the terms of any option, call or similar agreement made between Members or with the Company, a Member's Financial Rights may be transferred, in whole or in part, without the consent of the Board of Governors.

                                  ARTICLE VIII
                                   AMENDMENTS

         Section 8.01 AMENDMENT OF AGREEMENT. No change, modification or amendment of this Agreement shall be valid or binding unless such change, modification or amendment shall be in writing signed by 66% of the Voting Interests, provided that in no event may this Agreement be amended to provide for less than unanimous consent to avoid dissolution under Section 5.01.

         Section 8.02 PREFERRED INTERESTS. So long as the Class A Preference Amount has not been paid in full to the Class A Preferred Member, no change, modification, or amendment of this Agreement which affects the rights or preferences of the Class A Preferred Shares or any other term hereof applicable to the Class A Preferred Member shall be valid unless such change, modification or amendment shall be in writing signed by the Class A Preferred Member. So long as the Class B Preference Amount has not been paid in full to the Class B Preferred Member, no change, modification, or amendment of this Agreement which affects the rights or preferences of the Class B Preferred Shares or any other term hereof applicable to the Class B Preferred Member shall be valid unless such change, modification or amendment shall be in writing signed by the Class B Preferred Member.

                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.01 GOVERNING LAW. This Agreement and the rights of the parties hereunder will be governed by, interpreted and enforced in accordance with the laws of the State of Minnesota.

     Section 9.02 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the Members, and their respective distributees, successors and assigns.

     Section 9.03 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable. This Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance form this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     Section 9.04 MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

     Section 9.05 ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

     Section 9.06 NO THIRD PARTY BENEFICIARY. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective heirs, administrators, successors and assigns, and no other person will have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     Section 9.07 NOTICES. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in the Company's Required Records. Any Member or the Company may, at any time by giving five days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                         /s/ Michael McGuire
                                  ------------------------------------
                                  Michael R. McGuire

                                         /s/ Stephen Adams
                                  ------------------------------------
                                  Stephen Adams

                                  Affinity Group Thrift Holding Corp.

                                  By:      /s/ Stephen Adams
                                      --------------------------------
                                           Stephen Adams, President

                                   SCHEDULE A

                                                    Agreed Value
                                                        of                       Percentage
Name of Member                    Contribution      Contribution       Shares     Interest        Voting Interest
------------------------------ ----------------- ------------------- ---------- --------------- --------------------
Stephen Adams                        $951              $951              951        95.1%           95.1%
Michael R. McGuire                   $ 49              $ 49               49         4.9%            4.9%


                                    EXHIBIT B

                                   CAPITAL NOTE
                            AFFINITY BANK HOLDINGS LLC

Dated:   _________                                                $17,100,000.00



         AFFINITY BANK HOLDINGS LLC (the "Company") promises to pay to _______________________, or assigns (the "Payee") the principal sum of Seventeen Million One Hundred Thousand and 00/100 Dollars ($17,100,000).

         1. INTEREST. The Payee shall be entitled to receive interest from the date hereof at the rate of eleven percent (11%) per annum on the principal amount of this Note outstanding from time to time. Interest shall be paid at such times as declared by the board of directors of the Company. Interest not paid shall accumulate and shall be compounded annually until paid. All interest accumulated under this section shall be paid in full before any distribution is paid or declared to any member of the Company. If not earlier paid, all accrued and theretofore unpaid interest shall be paid on the Maturity Date. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate equal to fifteen percent (15%) per annum.

         2. PRINCIPAL. The Payee shall be entitled to receive the principal amount of this Note on the Maturity Date.

         3. LIQUIDATION PREFERENCE. In the event of any voluntary dissolution, liquidation, partial liquidation or winding up of the Company, after due payment or provision for payment of the other debts and other liabilities of the Company, the Payee shall be entitled to receive from the net assets an amount (the "Liquidation Payment") equal to interest accumulated and unpaid pursuant to
Section 1 above plus the principal amount hereof, before any distribution shall be made to any member of the Company.

         4. PRE-PAYMENT.

                  A. VOLUNTARY PRE-PAYMENT. The Company shall have the option of prepaying this Note in whole or in part at any time and from time to time without penalty or premium. All payments shall be applied first to accrued interest and then to principal balances.

                  B. MANDATORY PRE-PAYMENT. The Company shall prepay the entire principal balance of this Note and all interest accrued thereon (or, in the case of a distribution pursuant to clause (v) of the definition of Asset Sale, the amount of such distribution) contemporaneously with the closing of an Asset Sale.

         5. DEFAULTS AND REMEDIES. An "Event of Default" occurs if:

                  (a) the Company defaults in the payment of any principal, interest or premium, if any, on the Note when the same becomes due and payable, or otherwise fails to comply with any other provision of this Note and such default is not cured within five business days after the occurrence thereof.

                  (b) the Company, pursuant to Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors as the same may be amended from time to time, (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, (iv) makes a general assignment for the benefit of its creditors, or (v) generally does not pay its debts when such debts become due or admits in writing its inability to pay its debts generally.

                  If an Event of Default specified in subparagraph (a) above occurs and is continuing, then the Payee may declare the principal of and interest on the Note to be due and payable immediately. If an Event of Default specified in subparagraph (b) above occurs and is continuing, the principal of, and premium, if any, and interest on the Note shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Payee. No course of dealing on the part of the Payee nor any delay or failure on the part of the Payee to exercise any right shall operate as a waiver of such right or otherwise prejudice the Payee's rights, powers and remedies. If an Event of Default occurs, the Company will pay to the Payee all costs and expenses, including but not limited to reasonable attorneys' fees, incurred by the Payee in collecting any sums due on this Note or in otherwise enforcing any of the Payee's rights, powers and remedies.

         6. REGULATORY COMPLIANCE. Anything herein to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made hereunder to the extent that payment thereof would negatively impact the ability of Affinity Bank, a subsidiary of the Company, to satisfy all regulatory capital requirements.

         7. SENIORITY. The indebtedness evidenced by this Note, including all principal, interest, premium, fees, costs and expenses payable by the Company hereunder, shall be expressly junior and subordinate in right of payment to any indebtedness of the Company for borrowed money which is designated as senior indebtedness, whether secured or unsecured (the "Senior Debt"). No payment of principal of or interest on this Note shall be made if the Company is in default, or such payment would result in a default, with respect to the Senior Debt. Upon any distribution of assets of the Company, upon dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise, Senior Debt shall first be paid in full, or provision made for such payment, in cash, before any payment is made on account of the principal of and interest on this Note.

         8. MISCELLANEOUS.

         As used herein, the following terms shall have the meanings given to them hereinbelow:

         "Maturity Date" means the fifteenth anniversary of the date thereof or such earlier date on which the principal balance of this Note shall become due and payable by the terms hereof, by acceleration or otherwise.

         "Asset Sale" means: (i) a voluntary or involuntary dissolution or winding up of the Company; (ii) any capital reorganization or reclassification of the membership interests of the

Company or consolidation or merger of the Company with or into another entity; (iii) a sale of a material amount of assets of the Company (including shares of stock of any entity owned by the Company) to an unaffiliated entity (other than sales of mortgage loans and similar assets of the Company in the ordinary course of business); (iv) if theretofore transferred to an affiliate, (a) a sale of such assets by such affiliate to an unaffiliated entity, (b) a capital reorganization or reclassification of the ownership of such affiliate, (c) the consolidation or merger of such affiliate with or into another entity, (d) a distribution in respect of any such assets or (e) a voluntary or involuntary dissolution or winding up of any such assets or such affiliate; or (v) the declaration by the Company of any distribution in respect of its membership interests.

         This Note is a contract made under the laws of the state of California and the rights and obligations of the Company and the Payee shall be construed, interpreted and enforced under the laws of such state.

         This Note has not been registered under the Securities Act of 1933, as amended, or the securities laws of the State of California, or any other state. This note may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under the foregoing laws. Accordingly, this Note may not be sold, transferred or otherwise disposed of without (i) the opinion of counsel satisfactory to the Company that such transfer may lawfully be made without registration under the Federal Securities Act of 1933 and the securities laws of the State of California or any other applicable state securities laws; or (ii) such registration. This legend represents a restriction on transferability of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first written above.

                                       AFFINITY BANK HOLDINGS LLC

                                       By:______________________________
                                             Name:
                                             Title:

                                    EXHIBIT C

                                   SENIOR NOTE
                           AFFINITY BANK HOLDINGS LLC

Dated:  ____________, 1999
$9,000,000.00





         AFFINITY BANK HOLDINGS LLC (the "Company") promises to pay to the Stephen Adams Living Trust u/t/a dated September 15,1997 or assigns (the "Payee") the principal sum of Nine Million and 00/100 Dollars ($9,000,000).

         1. INTEREST. The Payee shall be entitled to receive interest at the rate of ten and three-eighths percent (10 3/8%) per annum on the principal amount of this Note outstanding from time to time. Interest shall be paid quarterly in arrears on the last day of April, July, October and January. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If not earlier paid, all accrued and theretofore unpaid interest shall be paid on the Maturity Date. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate equal to fourteen and three-eighths percent (14 3/8%) per annum.

         2. PRINCIPAL. The Payee shall be entitled to receive the principal amount of this Note on the Maturity Date.

         3. PRE-PAYMENT.

                  A. VOLUNTARY PRE-PAYMENT. The Company shall have the option of prepaying this Note in whole or in part at any time and from time to time without penalty or premium. All payments shall be applied first to accrued interest and then to principal balances.

                  B. MANDATORY PRE-PAYMENT. The Company shall prepay the entire principal balance of this Note and all interest accrued thereon (or, in the case of a distribution pursuant to clause (v) of the definition of Asset Sale, the amount of such distribution) contemporaneously with the closing of an Asset Sale.

         4. DEFAULTS AND REMEDIES. An "Event of Default" occurs if:

                  (a) the Company defaults in the payment of any principal, interest or premium, if any, on the Note when the same becomes due and payable, or otherwise fails to comply with any other provision of this Note and such default is not cured within five business days after the occurrence thereof.

                  (b) the Company, pursuant to Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors as the same may be amended from time to time, (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, (iv) makes a general assignment for the benefit of its creditors, or (v) generally does not pay its debts when such debts become due or admits in writing its inability to pay its debts generally.

                  If an Event of Default specified in subparagraph (a) above occurs and is continuing, then the Payee may declare the principal of and interest on the Note to be due and payable immediately. If an Event of Default specified in subparagraph (b) above occurs and is continuing, the principal of, and premium, if any, and interest on the Note shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Payee. No course of dealing on the part of the Payee nor any delay or failure on the part of the Payee to exercise any right shall operate as a waiver of such right or otherwise prejudice the Payee's rights, powers and remedies. If an Event of Default occurs, the Company will pay to the Payee all costs and expenses, including but not limited to reasonable attorneys' fees, incurred by the Payee in collecting any sums due on this Note or in otherwise enforcing any of the Payee's rights, powers and remedies.

         5. REGULATORY COMPLIANCE. Anything herein to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made hereunder to the extent that payment thereof would negatively impact the ability of Affinity Bank, a subsidiary of the Company, to satisfy all regulatory capital requirements.

         6. SENIORITY. The indebtedness evidenced by this Note, including all principal, interest, premium, fees, costs and expenses payable by the Company hereunder, shall be expressly senior and prior in right of payment to all other indebtedness of the Company for borrowed money. The Company agrees not to incur any indebtedness for borrowed money unless the Company and such lender have entered into a subordination agreement in form and substance acceptable to the Payee.

         7. MISCELLANEOUS.

         As used herein, the following terms shall have the meanings given to them herein below:

         "Maturity Date" means April 2, 2007 or such earlier date on which the principal balance of this Note shall become due and payable by the terms hereof, by acceleration or otherwise.

         "Asset Sale" means (i) a voluntary or involuntary dissolution or winding up of the Company; (ii) any capital reorganization or reclassification of the membership interests of the Company or consolidation or merger of the Company with or into another entity; (iii) a sale of a material amount of assets of the Company (including shares of stock of any entity owned by the Company) to an unaffiliated entity (other than sales of mortgage loans and similar assets of the Company in the ordinary course of business); (iv) if theretofore transferred to an affiliate, (a) a sale of such assets by such affiliate to an unaffiliated entity, (b) a capital reorganization or reclassification of the ownership of such affiliate, (c) the consolidation or merger of such affiliate with or into another entity, (d) a distribution in respect of any such assets or (e) a voluntary or involuntary dissolution or winding up of any such assets or such affiliate; or (v) the declaration by the Company of any distribution in respect of its membership interests.

         This Note is a contract made under the laws of the state of California and the rights and obligations of the Company and the Payee shall be construed, interpreted and enforced under the laws of such state.

         This Note has not been registered under the Securities Act of 1933, as amended, or the securities laws of the State of California, or any other state. This note may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under the foregoing laws. Accordingly, this Note may not be sold, transferred or otherwise disposed of without (i) the opinion of counsel satisfactory to the Company that such transfer may lawfully be made without registration under the Federal Securities Act of 1933 and the securities laws of the State of California or any other applicable state securities laws; or (ii) such registration. This legend represents a restriction on transferability of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first written above.

                                          AFFINITY BANK HOLDINGS LLC

                                          By:______________________________
                                                Name:  Michael McGuire
                                                Title: President